Registration Statement No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           MICROFINANCIAL INCORPORATED
             ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                      Massachusetts                    04-2962824
               ------------------------------     -------------------
              (State or other jurisdiction of      (I.R.S. Employer
               incorporation or organization)     Identification No.)


                                950 Winter Street
                                Waltham, MA 02451
                                 (781) 890-0177
                                 --------------
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)


   MicroFinancial Incorporated & Leasecomm Corporation 401(k) Retirement Plan
                            (Full title of the plan)


                               Peter B. Bleyleben
                      President and Chief Executive Officer
                           MicroFinancial Incorporated
                                950 Winter Street
                                Waltham, MA 02451
                                 (781) 890-0177
                                 --------------
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                 with a copy to:
                            Laura N. Wilkinson, Esq.
                              Edwards & Angell, LLP
                              2800 BankBoston Plaza
                              Providence, RI 02903
                                 (401) 274-9200

                                                 CALCULATION OF REGISTRATION FEE
====================================|====================|======================|====================|=================
        Title of Each Class         |    Amount to be    |  Proposed maximum    |  Proposed maximum  |    Amount of
   of Securities to be Registered   |     registered     | offering price per   | aggregate offering |   registration
                                    |                    |      unit (2)        |      price (2)     |       fee
------------------------------------|--------------------|----------------------|--------------------|-----------------
                                    |                    |                      |                    |
    Class A Common Stock,           |  100,000 shares(1) |      $16.6250        |     $1,662,500     |      $462.00
    $.01 par value                  |                    |                      |                    |
====================================|====================|======================|====================|=================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The registration fee has been calculated in accordance Rule 457(h) based upon the average of the high and low prices for shares of MicroFinancial Incorporated on the New York Stock Exchange on April 20, 1999.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, which MicroFinancial Incorporated (the "Registrant") has filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

     2. The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its officers and directors under Section 67 is optional. The Registrant's by-laws provide that the Registrant shall, to the extent legally permissible, indemnify any person serving or who has served as a director or officer of the corporation against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the director or officer in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter, by reason of being or having been such a director, officer, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, no indemnification for said payment or expenses shall be provided unless such compromise is approved as in the best interests of the Registrant. Expenses reasonably incurred by any such director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of final disposition.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number              Description of Exhibit

5.1                 Opinion of Edwards & Angell, LLP re: legality

5.2 Copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code.

23.1                Consent of PricewaterhouseCoopers LLP

23.2                Consent of Edwards & Angell, LLP (included in Exhibit 5.1)

24 Power of Attorney (included on signature pages to this Registration Statement)

99.1                MicroFinancial  Incorporated & Leasecomm  Corporation 401(k)
                    Retirement Plan

Item 9. Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, MicroFinancial Incorporated has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 7th day of April, 1999.

                                                 MICROFINANCIAL INCORPORATED


                                                 By   /s/ Peter R. Bleyleben
                                                      ----------------------
                                                      Peter R. Bleyleben
                                                      President, Chief Executive
                                                        Officer and Director

     Each person whose signature appears below hereby constitutes and appoints the President and Chief Executive Officer as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to this Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer so acting deems advisable.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on April 7, 1999.

         Signature                                            Title


     /s/ Peter R. Bleyleben          President, Chief Executive Officer
-----------------------------           and Director
       Peter R. Bleyleben


    /s/  Richard F. Latour           Executive Vice President, Chief Operating
-----------------------------           Officer and Chief Financial Officer
      Richard F. Latour


    /s/  Brian E. Boyle              Director
-----------------------------
      Brian E. Boyle


    /s/  Torrence C. Harder          Director
-----------------------------
      Torrence C. Harder


    /s/  Jeffrey Parker              Director
-----------------------------
      Jeffrey Parker


    /s/  Alan Zakon                  Director
-----------------------------
      Alan Zakon